EXHIBIT 10.4

AMENDMENT

to

EMPLOYMENT AGREEMENT

THIS AMENDMENT TO EMPLOYMENT AGREEMENT (this “Amendment”) is dated as of March 21, 2013, by and between Cell Therapeutics, Inc., a Washington corporation (the “Company”), and James A. Bianco, M.D. (the “Executive”).

WHEREAS, the Executive is currently employed by the Company pursuant to that certain Employment Agreement, effective as of January 1, 2011 (the “Employment Agreement”); and

WHEREAS, the Company and the Executive desire to amend the Agreement, as provided herein.

NOW, THEREFORE, the parties agree as follows:

1. The last sentence of Section 4 of the Agreement is hereby amended and restated to read in its entirety as follows: “In addition, the Company shall reimburse Executive for his retainer fees for direct primary care physician services each year, subject to a maximum cap on such reimbursements of Thirty Thousand Dollars ($30,000) for each year.”

2. Except as expressly modified herein, the Agreement shall remain in full force and effect in accordance with its original terms.

3. Capitalized terms that are not defined herein shall have the meanings ascribed to them in the Agreement.

4. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

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IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed and delivered on the day and year first above written.

CELL THERAPEUTICS, INC.

By:	/s/ Louis A. Bianco
Louis A. Bianco Executive Vice President, Finance and Administration

EXECUTIVE

/s/ James A. Bianco, M.D.
James A Bianco, M.D.

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